Exhibit A-29

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010. /s/ Daniel E. Shapiro Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

CERTIFICATE OF INCORPORATION
OF
LBRO REALTY, INC.
(Under Section 402 of the Business Corporation Law)

The undersigned, being a natural person of at least 21 years of age and acting as the incorporator of the Corporation, hereby being formed under the Business Corporation Law of the State of New York, certifies:

FIRST: The name of the Corporation shall be LBRO REALTY, INC.

SECOND: The Corporation is formed for the following purposes:

1. To purchase, take, receive, lease or otherwise acquire, own, hold, use, improve and otherwise deal in and with, and sell, convey, mortgage, pledge, lease, exchange, transfer and otherwise dispose of lands, real estate, real property, chattels real, and estates, interests, rights and equities of all kinds in lands.

To subdivide, improve and develop lands; to establish subdivisions, in towns, cities and villages and to dedicate land for ways, roads, streets, alleys, sidewalks, parkways, parks and other purposes; and to engage in, conduct and carry on any business or undertaking for the improvement of property owned by the Corporation or in which it may have an interest.

To build, purchase, take, receive, lease or otherwise acquire, own, hold, use, maintain, alter, repair and improve, and sell, convey, mortgage, pledge, lease, exchange,

transfer and otherwise dispose of buildings, structures, works and improvements of all kinds; to plan, establish, furnish, decorate, equip, improve, maintain, lease, sublease, sell, convey, exchange and transfer space, offices, rooms, suites and apartments; and to manufacture, purchase or otherwise acquire, own, use, install, maintain, repair, operate and deal in and with, and sell, mortgage, pledge, lease or otherwise dispose of fixtures, improvements and furnishings of all kinds and any articles, materials, machinery, equipment and property used for or in connection with any business or property of the Corporation.

To engage in the business of managing, supervising and operating real property, buildings and structures; to negotiate and consummate, for itself or for others, leases and other contracts with respect to such property; to enter into contracts, either as principal or as agent, for the furnishing, maintenance, repair or improvement of any property managed, supervised or operated by the Corporation; to furnish management, financial and other services; to purchase or otherwise acquire, own, use, improve, maintain, operate, sell, lease and otherwise dispose of any articles, materials, machinery and equipment used for or in connection with any business of the Corporation; and to engage in and conduct, or authorize, license or permit others to engage in and conduct, any business or activity incident, necessary, advisable or advantageous to the ownership of property, buildings and structures managed, supervised or operated by the Corporation.

2. To conduct a general mercantile business, and to purchase, manufacture or otherwise acquire, pledge, lease, invest in, make or receive consignments or bailments of, import, export, mortgage, sell, assign and transfer, or otherwise dispose of, and generally to deal in commodities and products and merchandise, goods, wares, machinery, fabrics of every description, whether natural or synthetic, including plastic materials, of every description, printed materials, and articles of commerce, whether constituting real or personal property of every kind, character and description whatsoever, and wheresoever, situated, at any place or places in the United States of America or foreign countries throughout the world.

3. To act as broker, or as commercial, sales, business commission merchant, or financial agent, factor del credere or otherwise, or as attorney-in-fact for individuals, copartnerships, joint stock associations or corporations, foreign or domestic, including governments or governmental authorities; and to aid and assist, promote and conserve the interests of and afford facilities for the continuous transaction of business by its principals and patrons in the United States of America or in foreign countries throughout the world.

4. To act as forwarding, shipping and freight agent and as clearance and customhouse broker.

5. To purchase or otherwise acquire, hold, own, maintain, improve, operate, mortgage, sell, convey or otherwise dispose of, and to lease real and personal property of every class and description in any of the states, districts or territories of the United States and in any foreign countries, subject to the laws of such state, district, territory or country.

6. To manufacture, purchase, rent, use and dispose of machinery, tools and apparatus.

7. To purchase or otherwise acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names.

8. For its corporate purposes on any terms and without limit, to borrow or receive money, and from time to time, to make, accept, endorse, execute and issue bonds, debentures, promissory notes, drafts, bills of exchange and other obligations of the Corporation, and to secure the payment of any such obligations by mortgage, pledge, deed, indenture, agreement or other instruments of trust, or by other lien upon, assignment of or agreement in regard to all or any part of the property rights or privileges of the Corporation wherever situated, whether now owned or hereafter to be acquired.

9. To purchase or otherwise acquire, hold, cancel, reissue, sell, resell, pledge, transfer and otherwise dispose of shares of its own capital stock, so far as may be permitted by law.

10. To purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of capital stock of, or bonds, securities, or evidence of indebtedness created by any other corporation or corporations organized under the law of this state or any other state, country, nation or government, and while the owner thereof, to exercise all the rights, powers, and privilege of ownership.

11. To make, enter into, perform and carry out contracts, agreements, and obligations of every sort and kind, which may be necessary or convenient for the business of this company or business of a similar nature, with any person, firm, corporation, private, public or municipal, body politic under the government of the United States or any state, territory, possession or colony thereof, or any foreign government, so far as, and to the extent that, the same may be done and performed by corporations organized under the New York Business Corporation Law.

12. To acquire and pay for in cash, stock or bonds of this Corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm association or corporation.

13. To do all and everything necessary or convenient for the accomplishment of the objects or purposes herein enumerated, or necessary, incidental or appropriate to the protection of the Corporation.

14. In general, to carry on any other similar business in connection with the foregoing, and to have and exercise all the powers conferred from time to time by the laws of New York upon corporations formed under the New York Business Corporation Law, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

15. The foregoing clauses of this ARTICLE SECOND shall be construed as purposes, objects and powers, and the matters expressed in each clause shall not be limited in any way, except as otherwise expressly provided, by reference to or inference from the terms of any other clause (or any other matter within the same clause), but shall be regarded as independent purposes, objects and powers; and the enumeration of specified purpose, objects and powers shall not be construed to exclude, limit or restrict in any manner any power, right or privilege given to the Corporation by law, or to limit or restrict in any manner the meaning of the general terms of such clauses, or the general powers of the Corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed.

THIRD: The city, incorporated village or town and the county within the State of New York in which the office of the Corporation is to be located are as follows:

Town of Oceanside

County of Queens

FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 200 shares, all of which are without par value and all of which are of the same class.

FIFTH: The Secretary of State is designated as the agent of the Corporation upon whom process in any action or proceeding against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

c/o	Trubin Sillcocks et al. 375 Park Avenue New York, New York 10022

IN WITNESS WHEREOF, the undersigned has executed and acknowledged this Certificate this 13th day of March, nineteen hundred and seventy-five.

(Incorporator)

c/o	Trubin Sillcocks et al.
375 Park Avenue
New York, New York 10022

(Address of Incorporator)

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF NEW YORK	)

On the date hereinafter set forth, before me personally came S. Katherine Oechler to me known, and known to me to be the person described in and who executed the foregoing Certificate and she acknowledged to me that she executed the same.

Dated: MARCH 13, 1975	/s/ John Gutheil
Notary Public

JOHN GUTHEIL NOTARY PUBLIC, State of New York No. 1608860 Qualified in Westchester County Term Expires March 30, 1975

CERTIFICATE OF INCORPORATION
OF
LBRO REALTY, INC.
Under Section 402 of the Business Corporation Law

TRUBIN SILLCOCKS EDELMAN & KNAPP
375 Park Avenue New York, New York 10022

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010. /s/ Daniel E. Shapiro Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

CERTIFICATE OF MERGER

OF

LBRO REALTY, INC.

AND

NWCM CORP.

INTO

LBRO REALTY, INC.

(Under Section 904 of the Business Corporation Law)

The undersigned, Ira Waldbaum and Julia Waldbaum, being president and secretary, respectively of LBRO REALTY, INC. and Ira Waldbaum and Julia Waldbaum, being president and secretary, respectively, of NWCM CORP., said corporations being domestic corporations organized and existing by virtue of the laws of the State of New York, do hereby certify and set forth:

FIRST: The Board of Directors of each of the constituent corporations has duly adopted a Plan of Merger setting forth the terms and conditions of the merger of said corporations.

SECOND: The name of each of the constituent corporations is LBRO REALTY, INC. and NWCM CORP. and the name of the surviving corporation is LBRO REALTY, INC.

THIRD; The date when the Certificate of Incorporation of LBRO REALTY, INC. was filed by the Department of

State was March 14, 1975 and the date when the Certificate of Incorporation of NWCM CORP. was filed by the Department of State was November 26, 1974.

FOURTH: That as to each constituent corporation the Plan of Merger sets forth the designation and number of outstanding shares of each class and series, the specifications of the classes and series entitled to vote on the Plan of Merger, and the specification of each class and series entitled to vote as a class on the Plan of Merger, as follows:

LBRO REALTY, INC.

Designation of each outstanding class and series of shares	Number of outstanding shares of each class	Designation of class and series entitled to vote	Classes and series entitled to vote as a class

Common Stock no par value	200	Common Stock no par value	none

NWCM CORP.

Designation of each outstanding class and series of shares	Number of outstanding shares of each class	Designation of class and series entitled to vote	Classes and series entitled to vote as a class

Common Stock no par value	200	Common Stock no par value	none

FIFTH: That the merger was authorized by the shareholders of LBRO REALTY, INC. by unanimous written consent of the holders of all outstanding shares entitled to vote and that the merger was authorized by the shareholders of NWCM CORP. by unanimous written consent of the holders of all outstanding shares entitled to vote.

SIXTH: The amendments or changes to be made in the Certificate of Incorporation of LBRO REALTY, INC. are as follows:

Article FIFTH is deleted in its entirety and a New Article FIFTH is to be added to read:

FIFTH: The Secretary of State is designated as the agent of the Corporation upon whom process in any action or proceeding against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is: c/o Bartel Engelman & Fishman

                                                                                                        One Dag Hammarskjold Plaza

                                                                                                        New York, New York 10017

IN WITNESS WHEREOF, we have signed this certificate on October 31, 1977, and affirm the truth of the statements contained therein under penalty of perjury.

/s/ Ira Waldbaum
IRA WALDBAUM, President of LBRO REALTY, INC.

/s/ Julia Waldbaum
JULIA WALDBAUM, Secretary of LBRO REALTY, INC.

/s/ Ira Waldbaum
IRA WALDBAUM, President of NWCM CORP.

/s/ Julia Waldbaum
JULIA WALDBAUM, Secretary of NWCM CORP.

CERTIFICATE OF MERGER

OF

LBRO REALTY, INC.

AND

NWCM CORP.

INTO

LBRO REALTY, INC.

(Under Section 904 of the Business Corporation)

Bartel Engelman & Fishman One Dag Hammarskjold Plaza New York, New York 10017 (212-752-9111)

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010. /s/ Daniel E. Shapiro Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

CERTIFICATE OF CHANGE OF THE CERTIFICATE OF INCORPORATION OF LBRO Realty, Inc.

(Under Section 805A of the Business Corporation Law)

The undersigned, pursuant to the provisions of Section 805 (a) of the Business Corporation Law of the State of New York, hereby amends the Certificate of Incorporation of LBRO Realty, Inc., a New York corporation (the “Corporation”), and certifies that:

FIRST: The name of the Corporation is LBRO Realty, Inc.
SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State, Albany, New York on March 14, 1975.

THIRD: The Certificate of Incorporation is hereby amended pursuant to Section 805 (a) of the Business Corporation Law, to effect a change of the post office address to which the Secretary of State shall mail a copy of process against the Corporation served upon him.

FOURTH: The paragraph in the Certificate of Incorporation of the Corporation which refers to the designation of agent for service of process is hereby amended to read as follows:

“The Secretary of State is designated as the agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of each process against it served upon him is in care of Kenneth Gordon, Esq., Tenzer, Greenblatt, Fallon & Kaplan, 405 Lexington Avenue, New York, New York 10 17 4.”

FIFTH: The change of the Certificate of Incorporation was authorized by the unanimous written consent of the Board of Directors of the Corporation.

IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 21st day of May, 1981.

/s/ Ira Waldbaum President - Ira Waldbaum
/s/ Julia Waldbaum Secretary - Julia Waldbaum

CERTIFICATE OF CHANGE OF THE CERTIFICATE OF INCORPORATION OF LBRO REALTY, INC.

TENZER, GREENBLATT, FALLON & KAPLAN

COUNSELLORS AT LAW

THE CHRYSLER BUILDING

405 LEXINGTON AVENUE

NEW YORK, N. Y. 10174

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on December 13, 2010. /s/ Daniel E. Shapiro Daniel E. Shapiro First Deputy Secretary of State

Rev. 06/07

NYS Department of State

Division of Corporations, Records and UCC

Albany, NY 12231-0002

www.dos.state.ny.us

LBRO REALTY, INC.

ATTN: TAX DEPARTMENT

2 PARAGON DRIVE

MONTVALE NJ 07645

Business Corporation

Biennial Statement

364939

For Internal Use Only

Filed By:	AH

Cash # (if different than film #):

Required Fee:	$9.00
Filing Period:	03/2009
(Make checks payable to the Department of State)

The Business Corporation Law requires corporations to update information with the Department of State every two years in the calendar month in which the corporation was formed or authorized. Farm Corporations are EXEMPT from this requirement and should complete Parts 4 and 5 ONLY. Please review the information in Parts 1, 2 and 3. Update the information in the space provided, if necessary. If no changes are necessary, proceed to Part 5. A corporation which fails to timely file its Biennial Statement shall be shown to be past due on the Department of State’s records.

Part 1: Name and Business Address of Chief Executive Officer
ERIC CLAUS 2 PARAGON DR MONTVALE NJ 07645	Name

Address

	City	State	Zip

Part 2: Street Address of the Principal Executive Office (A Post Office Box cannot be substituted)
LBRO REALTY, INC. ATTN: TAX DEPARTMENT 2 PARAGON DRIVE MONTVALE NJ 07645	Address Line 1

Address Line 2

	City	State	Zip

Part 3: Address for Service of Process
UNITED STATES CORPORATION COMPANY 15 COLUMBUS CIRCLE NEW YORK NY 10023-7773	Name

Address

	City	State	Zip

Part 4: Farm Corporation Exemption
☐ Check if applicable	This corporation is a farm corporation and is NOT required to update information with the Department of State every two years. A farm corporation is a corporation engaged in the production of crops, livestock and livestock products on land used in agricultural production. Farm corporations should complete Parts 4 and 5 ONLY and return the form to the Department of State. No filing fee is required for farm corporations.

Part 5: Signature of Officer, Director, Attorney-in-Fact or Authorized Person

/s/ Michael Gualtieri	Michael Gualtieri
Signature	Name of Signer (Please Print)

Vice President
Title of Signer (Please Print)

DOS-1179 (08/06)
090320002421